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Exhibit 99.1

LP	NEWS RELEASE
805 SW Broadway Portland, OR 97205 503.821.5100 Fax: 503.821.5107
Release No. 132-10-2

Contact: David Dugan (Media Relations) 503.821.5285 Bill Hebert (Investor Relations) 503.821.5100

FOR RELEASE AT 8:00 A.M. (EDT) WEDNESDAY, OCTOBER 23, 2002

LP Reports Third Quarter 2002 Results

Portland, Ore. (October 23, 2002)—Louisiana-Pacific Corporation (LP) (NYSE: LPX) today reported a third quarter net income of $3.3 million, or $0.03 per diluted share, on sales of $501.8 million. In the third quarter of 2001, LP's net loss was $1.7 million, or $0.02 per diluted share, on sales of $504.0 million (excluding the amortization of goodwill, third quarter 2001 net income was $5.1 million, or $0.05 per diluted share). For the first nine months of 2002, LP reported a net loss of $19.4 million, or $0.19 per diluted share, on sales of $1.5 billion compared to a net loss of $100.8 million, or $0.96 per diluted share, on sales of $1.5 billion in the first nine months of 2001 (excluding the amortization of goodwill, the net loss for the first nine months of 2001 was $80.4 million, or $0.77 per diluted share).

For the third quarter of 2002, income from continuing operations was $18.4 million, or $0.18 per share. In the third quarter of 2001, LP's income from continuing operations was $4.2 million, or $0.04 per diluted share. For the first nine months of 2002, income from continuing operations was $26.9 million, or $0.26 per share. For the first nine months of 2001, loss from continuing operations was $82.0 million or $0.78 per share. Included in the third quarter of 2002 and the nine month period ended September 30, 2002 is a gain of about $58 million ($35.4 after taxes) associated with the sale of a portion of our timberlands.

"We are making good progress executing the plan we announced in May of this year," said Mark A. Suwyn, LP's chairman & CEO. "This quarter, all continuing businesses showed positive operating profits despite a drop in oriented strand board (OSB) prices of 11% from the third quarter last year. In response to soft pricing, we curtailed all our OSB mills for one week in July, and continue to have one major Canadian mill closed. Through close control of capital expenditures, the ongoing sale of assets and positive operating results, we reduced our net debt and other liabilities by more than $60 million this quarter."

Suwyn continued, "This past quarter we divested four plywood and three industrial panel mills, and we expect to close several more transactions this quarter. Due to extremely low lumber prices and general uncertainty in the direction of the lumber market, the bids for our lumber mills were below the value of these excellent facilities. Accordingly, we have decided to pull two-thirds of them off the market; the remaining will proceed to sale now. We remain optimistic that we will complete these and the other planned divestitures by year-end 2003 as originally forecast."

        —more—

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company.

        ###

FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals, and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

Exhibit 99.1

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

RECONCILIATION TO NET INCOME (LOSS)

(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,
	2002		2001
	Pre-Tax	After-Tax	Pre-Tax	After-Tax
Income (loss) from continuing operations excluding other operating credits and charges, net, loss related to assets and liabilities transferred under contractual arrangement and amortization of goodwill		$(5.1)		$16.1

Long-lived asset impairment charges	$(18.3)	(11.2)
Gain (loss) on sale of business	(0.3)	(0.2)
Increase in litigation reserves	(2.0)	(1.2)
Reversal of pension curtailment charge	2.0	1.2
Gain on sale of pollution credits	—	—	$1.5	0.9
Gain on sale of assets	58.0	35.3	—	—
Severance costs	(0.6)	(0.4)	(0.5)	(0.3)

Total other operating credits and charges, net	$38.8	23.5	$1.0	0.6

Amortization of goodwill		—	$(6.8)	(6.8)

Impairment of investment in assets and liabilities transferred under contractual arrangement		—	$(9.4)	(5.7)

Income (loss) from continuing operations before cumulative effect of change in accounting principle		$18.4		$4.2

	Nine Months Ended September 30,
	2002		2001
	Pre-Tax	After-Tax	Pre-Tax	After-Tax
Income (loss) from continuing operations excluding other operating credits and charges, net, loss related to assets and liabilities transferred under contractual arrangement and amortization of goodwill		$4.2		$(40.3)

Long-lived asset impairment charges	$(24.1)	(14.7)	$(10.2)	(6.2)
Gain on sale of business	2.0	1.2
Impairment of equity investment	—	—	(2.0)	(1.2)
Additions to other contingency reserves	(2.0)	(1.2)	(2.0)	(1.2)
Gain on sale of pollution credits	—	—	1.5	0.9
Insurance recoveries	1.9	1.1	—	—
Gain on sale of assets	61.7	37.6	—	—
Severance costs	(2.1)	(1.3)	(0.5)	(0.3)

Total other operating credits and charges, net	$37.4	22.7	$(13.2)	(8.0)

Amortization of goodwill		—	$(20.4)	(20.4)

Impairment of investment in assets and liabilities transferred under contractual arrangement		—	$(21.8)	(13.3)

Income (loss) from continuing operations before cumulative effect of change in accounting principle		$26.9		$(82.0)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Net sales	$501.8	$504.0	$1,502.1	$1,467.7
Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affiliate	$27.7	$(12.0)	$38.9	$(117.6)
Income (loss) from continuing operations before cumulative effect of accounting change	$18.4	$4.2	$26.9	$(82.0)
Net income (loss)	$3.3	$(1.7)	$(19.4)	$(100.8)
Income (loss) from continuing operations excluding other operating credits and charges, net, loss related to assets and liabilities transferred under contractual arrangement and amortization of goodwill	$(5.1)	$16.1	$4.2	$(40.3)
Income from continuing operations before cumulative effect of accounting change, per share	$0.18	$0.04	$0.26	$(0.78)
Net income (loss) per share—basic and diluted	$0.03	$(0.02)	$(0.19)	$(0.96)
Income (loss) from continuing operations excluding other operating credits and charges, net, loss related to assets and liabilities transferred under contractual arrangement and amortization of goodwill, per share	$(0.05)	$0.15	$0.04	$(0.39)
Average shares outstanding
Basic and diluted	104.6	104.4	104.6	104.4

See notes on following page.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.
Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.
On May 8, 2002, LP announced that its board of directors had approved a plan to sell selected businesses and assets in order to significantly reduce LP's current debt. The plan involves the divesting of its plywood, industrial panels, timber and timberlands, lumber, wholesale and distribution businesses. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", LP is required to account for the businesses anticipated to be sold within one year as discontinued operations. Additionally, as a result of the planned divestitures LP was required to modify its segment reporting under SFAS No. 131, "Disclosures about Segments of Enterprise and Related Information". Subsequently, in September 2002, LP determined that it would not pursue the sale of most of the lumber business and therefore all mills that are not to be divested have been reclassified to continuing operations.

3.
Other Operating Charges and Credits, Net:

  In the first quarter of 2001, LP recorded a loss of $10.2 million ($6.2 million after taxes, or $0.06 per diluted share) associated with impairment charges on assets held; and a net loss of $2.0 million ($1.2 million after taxes, or $0.01 per diluted share) for additional reserves for non-product litigation.

  In the second quarter of 2001, LP recorded a loss of $2.0 million ($1.2 million after taxes, or $0.01 per diluted share) associated with the impairment of an equity investment.

  In the third quarter of 2001, LP recorded a gain of $1.5 million ($0.9 million after taxes, or $.01 per diluted share) from the sale of pollution credits associated with closed mills; and severance charges of $0.5 million ($0.3 million after tax, or $0.0 per diluted share) associated with certain corporate restructurings.

  In the first quarter of 2002, LP recorded a loss of $4.5 million ($2.7 million after taxes, or $0.02 per diluted share) associated with impairment charges on assets held; and a net gain of $1.9 million ($1.1 million after taxes, or $0.01 per diluted share) from business interruption insurance recoveries related to incidents at facilities that occurred in past years.

  In the second quarter of 2002, LP recorded a loss of $1.3 million ($0.8 million after taxes, or $0.01 per diluted share) associated with impairment charges on assets held; a loss of $2.0 million ($1.2 million after tax, or $0.01 per diluted share) on charges related to the curtailment expense on a defined benefit pension plan related to the planned divestiture of various lumber mills; a gain of $6.0 million ($3.7 million after taxes, or $0.03 per share) on the sale of certain assets; and a loss of $1.5 million ($0.9 million after tax, or $.01 per share) on severance accrued as part of the divestiture plan.

  In the third quarter of 2002, LP recorded a loss of $18.3 million ($11.2 million after taxes, or $0.11 per diluted share) associated with impairment charges on assets held as well as an impairment charge on the timber license associated with the OSB project in Quebec that LP has announced recently that was cancelled; an increase in litigation reserves of $2 million ($1.2 million after tax or $0.01 per share); a reversal $2.0 million ($1.2 million after tax or $0.01 per share) related to the pension curtailment expense associated with the decision not to pursue the sale of various lumber mills; a loss of $0.6 million ($0.4 million after tax, or $.01 per share) on severance accrued as part of the divestiture plan; a loss of $0.3 million ($0.2 million after taxes, or $0.00 per share) on the sale of certain assets; and a gain of $58.0 million ($35.3 million after tax, or $0.34 per diluted share) on the sales of various timberlands and other assets.

4.
Discontinued Operations—Other Operating Credits and Charges, net:

  In the first quarter of 2002, LP recorded a loss of $3.1 million ($1.9 million after taxes, or $0.02 per diluted share) associated with impairment charges on assets held for sale; and a net gain of $2.2 million ($1.4 million after taxes, or $0.01 per diluted share) from business interruption insurance recoveries related to accidents at facilities that occurred in past years. Due to the bankruptcy filing of Enron, LP was required to record a mark-to-market adjustment on several energy contracts in the fourth quarter of 2001 as future physical delivery of the energy was no longer deemed probable. For first quarter 2002, LP recorded a gain of $2.7 million ($1.6 million after taxes, or $0.02 per diluted share) to reflect the changes in the estimated fair value of the contracts since December 31, 2001.

  In the second quarter of 2002, LP recorded a loss of $19.6 million ($12.0 million after taxes, or $0.11 per diluted share) associated with impairment charges on assets held for sale; a loss of $3.9 million ($2.4 million after tax, or $.02 per diluted share) on severance accrued as part of the recently announced divestiture plan; a loss of $4.4 million ($2.7 million after tax, or $0.03 per diluted share) related to curtailment expense on a defined benefit pension plan associated with the expected divestitures; a gain of $0.6 million ($0.4 million after taxes, or $0.01 per diluted share) to reflect the changes in the estimated fair value of several energy contracts since March 31, 2002; and a net gain of $0.4 million ($0.2 million after taxes, or $0.00 per diluted share) from business interruption insurance recoveries related to incidents at facilities that occurred in past years.

  In the third quarter of 2002, LP recorded a loss of $7.5 million ($4.6 million after tax, or $.04 per diluted share) associated with impairment charges on assets held for sale; a loss of $4.2 million ($2.6 million after tax, or $.02 per diluted share) on severance accrued as part of the announced divestiture plan; a gain of $0.5 million ($0.3 million after taxes, or $0.00 per diluted share) to reflect the changes in the estimated fair value of several energy contracts since June 30, 2002; a net gain of $1.4 million ($0.9 million after taxes, or $0.01 per diluted share) from business interruption insurance recoveries related to incidents at facilities that occurred in past years; and a loss of $4.5 million ($2.7 million after tax, or $0.03 per diluted share) related to a timber contract associated with a sold mill.

5.
Goodwill:

  LP adopted Statement of Financial Accounting Standards No. 142, "Goodwill and other Intangible Assets", as of January 1, 2002. As of January 1, 2002, LP discontinued amortization of goodwill. LP has determined that $6.3 million of goodwill recorded in the Engineered Wood Products business was impaired as of January 1, 2002 and this amount is recorded as a "cumulative effect of change in accounting principle" as of January 1, 2002. Amortization recorded in the third quarter of 2001 was $6.8 million or $0.06 per share on both before-tax and after-tax bases. For the nine months ended September 30, 2001, goodwill amortization was $20.4 million or $0.19 per share.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended Sept. 30,		Nine Months Ended Sept. 30,
	2002	2001	2002	2001
Net Sales	$501.8	$504.0	$1,502.1	$1,467.7
OPERATING COSTS AND EXPENSES
Cost of sales	425.9	410.7	1,229.1	1,248.1
Depreciation and amortization	31.7	41.0	99.7	119.8
Cost of timber harvested	3.6	5.9	10.5	13.9
Selling and administrative	35.6	36.0	111.6	124.1
Loss related to assets and liabilities transferred under contractual arrangement	—	9.4	—	21.8
Other operating credits and charges, net	(38.8)	(1.0)	(37.4)	13.2

Total operating costs and expenses	458.0	502.0	1,413.5	1,540.9
Income (loss) from operations	43.8	2.0	88.6	(73.2)

NON-OPERATING INCOME (EXPENSE)
Foreign currency exchange gain (loss)	(0.5)	1.6	(1.6)	(0.1)
Interest expense	(23.9)	(24.2)	(72.1)	(68.8)
Interest income	8.3	8.6	24.0	24.5

Total non-operating income (expense)	(16.1)	(14.0)	(49.7)	(44.4)

Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affliate	27.7	(12.0)	38.9	(117.6)
Provision (benefit) for income taxes	10.4	(15.3)	15.2	(32.5)
Equity in (income) loss of unconsolidated affliate	(0.9)	0.4	(2.3)	0.8
Minority interest in net income (loss) of consolidated subsidiary	(0.2)	(1.3)	(0.9)	(3.9)

Income (loss) from continuing operations before cumulative effect of change in accounting principle	18.4	4.2	26.9	(82.0)

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	(24.7)	(9.7)	(64.8)	(30.8)
Provision (benefit) for income taxes	(9.6)	(3.8)	(24.8)	(12.0)

Income (loss) from discontinued operations	(15.1)	(5.9)	(40.0)	(18.8)
Income (loss) before cumulative effect of change in accounting principle	3.3	(1.7)	(13.1)	(100.8)

Cumulative effect of change in accounting principle	—	—	(6.3)	—

Net income (loss)	$3.3	$(1.7)	$(19.4)	$(100.8)

Net income (loss) per share of common stock:
Income (loss) from continuing operations	$0.18	$0.04	$0.26	$(0.78)
Income (loss) from discontinued operations	(0.15)	(0.06)	(0.39)	(0.18)
Cumulative effect of change in accounting principle	—	—	(0.06)	—

Net Income (Loss) Per Share—Basic and Diluted	$0.03	$(0.02)	$(0.19)	$(0.96)

Average shares of common stock outstanding—Basic and Diluted	104.6	104.4	104.6	104.4

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Septemember 30, 2002	December 31, 2001
ASSETS
Cash and cash equivalents	$100.2	$61.6
Receivables, net	143.8	115.5
Inventories	165.6	181.0
Prepaid expenses	16.4	21.1
Income tax refunds receivable	5.0	37.5
Deferred income taxes	29.2	41.4
Current assets of discontinued operations	16.0	32.2

Total current assets	476.2	490.3
Timber and timberlands	506.5	547.5
Property, plant and equipment	2,030.3	2,085.7
Accumulated depreciation	(1,073.0)	(1,031.7)

Net property, plant and equipment	957.3	1,054.0
Goodwill	276.7	281.9
Notes receivable from asset sales	403.8	403.8
Assets transferred under contractual arrangement	29.1	29.1
Restricted cash	47.8	5.9
Other assets	100.3	106.5
Long-term assets of discontinued operations	39.5	95.0

Total assets	$2,837.2	$3,014.0

LIABILITIES AND EQUITY
Current portion of long-term debt	$32.8	$37.7
Accounts payable and accrued liabilities	244.4	249.0
Current portion of contingency reserves	20.0	20.0

Total current liabilities	297.2	306.7
Long-term debt, excluding current portion:
Limited recourse notes payable	396.5	396.5
Other long-term debt	675.1	755.5

Total long-term debt, excluding current portion	1,071.6	1,152.0
Contingency reserves, excluding current portion	89.8	135.1
Liabilities transferred under contractual arrangement	17.0	14.0
Deferred income taxes and other	298.0	325.3
Commitments and contingencies
Stockholders' equity:
Common stock	117.0	117.0
Additional paid-in capital	443.6	440.8
Retained earnings	788.2	807.6
Treasury stock	(230.3)	(230.6)
Accumulated comprehensive loss	(54.9)	(53.9)

Total stockholders' equity	1,063.6	1,080.9

Total liabilities and equity	$2,837.2	$3,014.0

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Nine Months Ended September 30,
	2002	2001
Cash flows from operating activities:
Net income (loss)	$(19.4)	$(100.8)
Depreciation, amortization and cost of timber harvested	121.0	148.4
Other operating credits and charges, net	(3.7)	14.2
Cumulative effect of change in accounting principle	6.3	—
Cash settlements of contingencies	(49.0)	(30.1)
Loss on assets and liabilities transfered under contractual arrangement	—	21.8
Other adjustments	(7.4)	5.0
Decrease in certain working capital components and deferred taxes	33.9	62.8

Net cash provided by operating activities	81.7	121.3

Cash flows from investing activities:
Capital spending	(28.6)	(47.0)
Proceeds from assets sales and transfers	55.7	44.7
Cash received (loaned) under credit facility related to assets and liabilities transferred under contractual arrangement	3.0	(16.5)
Other investing activities, net	9.1	0.7

Net cash provided by (used in) investing activities	39.2	(18.1)

Cash flows from financing activities:
Net decrease in revolving borrowings	(40.0)	(53.6)
Increase in long-term debt		208.7
Repayment of long-term debt	(32.4)	(172.5)
Cash dividends	—	(25.2)
Other financing activities	(9.9)	(10.4)

Net cash used by financing activities	(82.3)	(53.0)

Net increase in cash and cash equivalents	38.6	50.2
Cash and cash equivalents at beginning of period	61.6	38.1

Cash and cash equivalents at end of period	$100.2	$88.3

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2002	2001	% change	2002	2001	% change
Net sales:
OSB	$170.1	$194.8	(13)	$546.1	$569.5	(4)
Composite Wood	97.9	98.8	(1)	307.5	282.4	9
Plastic Building Products	47.0	39.8	18	120.7	104.4	16
Structural Framing Products	164.3	136.7	20	451.1	370.2	22
Pulp	0.6	3.9	(85)	1.3	46.7	(97)
Other	21.9	30.0	(27)	75.4	94.5	(20)

	$501.8	$504.0		$1,502.1	$1,467.7	2

Operating profit (loss):
OSB	$7.1	$24.7	(71)	$55.4	$39.2	41
Composite Wood	10.2	8.4	21	40.6	23.1	76
Plastic Building Products	3.4	(0.5)	780	5.5	(3.5)	257
Structural Framing Products	1.7	1.2	42	8.4	(3.6)	333
Pulp	1.4	(5.0)	128	(2.2)	(24.1)	91
Other	1.1	1.5	(27)	5.3	(2.1)	352
Other operating credits and charges, net	38.8	1.0	3780	37.4	(13.2)	383
Loss from assets and liabilities transferred under contractual arrangement	—	(9.4)		—	(21.8)
General corporate and other expenses, net	(20.4)	(18.3)	(11)	(63.4)	(67.3)	6
Interest income (expense), net	(15.6)	(15.6)	0	(48.1)	(44.3)	(9)

Income (loss) before taxes, minority interest and equity in earnings of unconsolidated subsidiary	$27.7	$(12.0)	331	$38.9	$(117.6)	133

LOUISIANA-PACIFIC CORPORATION

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Oriented strand board, million square feet 3/8" basis	1,191	1,309	3,915	4,037
Softwood plywood, million square feet 3/8" basis	144	214	536	615
Lumber, million board feet	321	253	953	725
Wood-based siding, million square feet 3/8" basis	203	208	593	555
Engineered I-Joist, million lineal feet	24	21	65	58
Laminated veneer lumber (LVL), thousand cubic feet	2,116	1,914	6,409	5,686

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  Exhibit 99.1
  Exhibit 99.1
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES RECONCILIATION TO NET INCOME (LOSS) (Dollar amounts in millions) (Unaudited)
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES FINANCIAL AND QUARTERLY DATA (Dollar amounts in millions, except per share amounts) (Unaudited)
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES NOTES TO FINANCIAL DATA (Dollar amounts in millions, except per share amounts) (Unaudited)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES (Dollar amounts in millions, except per share amounts) (Unaudited)
CONDENSED CONSOLIDATED BALANCE SHEETS LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES (Dollar amounts in millions) (Unaudited)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES (Dollar amounts in millions) (Unaudited)
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES SELECTED SEGMENT INFORMATION (Dollar amounts in millions) (Unaudited)
LOUISIANA-PACIFIC CORPORATION SUMMARY OF PRODUCTION VOLUMES